Exhibit 10.3

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 15, 2020, is entered into by and among AcelRx Pharmaceuticals, Inc., a Delaware Corporation (“Parent”), Consolidation Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the stockholders of Tetraphase Pharmaceuticals, Inc. set forth on Schedule A hereto (each, a “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A (all such shares, the “Subject Shares”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the warrants to purchase Company Common Stock set forth opposite such Stockholder’s name on Schedule A (all such Warrants, the “Subject Warrants”, and together with the Subject Shares, the “Subject Securities”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1. Agreement to Vote. Subject to the terms of this Agreement, each Stockholder, severally and not jointly as to such Stockholder’s Subject Shares, hereby irrevocably and unconditionally agrees that, until the termination of this Agreement pursuant to Section 5.2, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) in favor of adopting the Merger Agreement; and (ii) against (A) any Acquisition Proposal and against any other action, agreement or transaction involving the Company that would reasonably be expected to cause the Company to abandon, terminate or fail to consummate the Merger or (B) any liquidation, dissolution, extraordinary dividend or other significant corporate reorganization of the Company. Subject to the proxy granted under Section 1.2, each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, severally and not jointly and on its own account with respect to the Subject Securities, to Parent and Merger Sub as to such Stockholder that:

2.1. Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

2.2. Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other similar charter or organizational documents of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) contravene, conflict with or result in a violation or breach of, or result in a default under (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of such Stockholder (other than one created by Parent or Merger Sub), or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or by which any of its assets are bound, except as would not, in the case of each of clauses (b), (c), (d) and (e), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

2.3. Ownership of Subject Shares; Total Shares. Such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Securities and has good and marketable title to all such Subject Securities free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of such Stockholder in respect of such Subject Securities (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement; (ii) any applicable restrictions on transfer under the Securities Act or any other applicable securities law; (iii) any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations; (iv) any lien for current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings; and (v) liens that do not (in any individual case or in the aggregate) restrict in any material respect the ability of such Stockholder to comply with its obligations under this Agreement (collectively, “Permitted Encumbrances”). Except to the extent acquired after the date hereof, the Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of “voting stock” of the Company of which such Stockholder is the “owner” (as such terms are defined in Section 203 of the Delaware General Corporation Law) as of the time that the Company Board approved the Merger Agreement.

2.4. Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition (except for Permitted Encumbrances), full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Securities. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5. Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6. Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including any Shares beneficially owned by such Stockholder) before or by any Governmental Body that would reasonably be expected to prevent or otherwise materially impair the ability of such Stockholder to perform the obligations of such Stockholder under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholders that:

3.1. Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization.

3.2. Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholder, constitutes legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder, severally and not jointly and solely with respect to such Stockholder’s Subject Shares, hereby covenants and agrees that until the termination of this Agreement:

4.1. No Transfer or Encumbrance; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract providing for any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares or (f) take or permit any other action that would restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family or (iii) by will or under the laws of intestacy upon the death of such Stockholder, provided, that a transfer referred to in clause (i) through (iii) of this sentence shall be permitted only if all the representations and warranties in this Agreement with respect to such Stockholder would, to the extent applicable, be true and correct upon such Transfer and the transferee agrees in writing to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement and to agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion.

4.2. Documentation and Information. From the date of this Agreement until the Closing, such Stockholder shall not make any public announcement regarding this Agreement, the Contemplated Transactions and the other transactions contemplated hereby without the prior written consent of Parent, except (a) as may be required by applicable Legal Requirements (provided that reasonable notice of any such disclosure will be provided to Parent) or (b) to the extent such announcement contains information that has been previously disclosed publicly. Such Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document necessary in connection with the Merger and the Contemplated Transactions, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Such Stockholder agrees to promptly give Parent and the Company any information either may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent and the Company upon becoming aware of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.3. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.4. Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.5. No Solicitation. Subject to Section 4.4 (No Solicitation) of the Merger Agreement, each Stockholder agrees that such Stockholder shall immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing by such Stockholder as of the date of this Agreement with respect to an Acquisition Proposal. Until the Specified Time, such Stockholder shall not, directly or indirectly, (a) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

ARTICLE V

WARRANT TREATMENT

[(a)] Each Stockholder acknowledges and agrees, severally and not jointly and solely with respect to such Stockholder’s Subject Warrants, that, at the Effective Time, each Subject Warrant owned by such Stockholder that is then-outstanding and unexercised as of immediately prior to the Effective Time shall, pursuant to the terms hereof and as a result of the Merger and without any other action on the part of such Stockholder, receive, in lieu of any other amount or consideration to which such Stockholder might otherwise have been entitled to receive pursuant to such Subject Warrant, (i) [____] of a share of Parent Common Stock for each share of Company Common Stock for which such November Warrant (as set forth on Schedule A) was exercisable immediately prior to the Effective Time (subject to adjustment in the event of a stock split, division or subdivision, stock dividend, reverse stock split, consolidation, reclassification, recapitalization or other similar transaction affecting the Company Common Stock or the Parent Common Stock), [plus (ii) [___] of a share of Parent Common Stock for each share of Company Common Stock for which such January Warrant (as set forth on Schedule A) was exercisable immediately prior to the Effective Time (subject to adjustment in the event of a stock split, division or subdivision, stock dividend, reverse stock split, consolidation, reclassification, recapitalization or other similar transaction affecting the Company Common Stock or the Parent Common Stock), plus (iii) in lieu of any fractional shares of Parent Common Stock otherwise issuable under clauses (i) [or (ii)] hereof after aggregating the shares of Parent Common Stock to be issued with respect to the Subject Warrant thereunder, cash in a dollar amount (rounded to the nearest whole cent, with numbers ending with .5 or more being rounded up to the nearest whole cent), without interest, determined by multiplying such fraction by the average closing price of a share of Parent Common Stock on the Nasdaq Global Select Market for the 10 most recent trading days that Parent Common Stock has traded ending on the trading day one day prior to the Effective Time.

[(b) At the Effective Time, each Pre-Funded Warrant that is then-outstanding and unexercised as of immediately prior to the Effective Time shall, as a result of the Merger and without any action on the part of any holder of a Pre-Funded Warrant, receive, in lieu of any other amount or consideration to which such Stockholder might otherwise have been entitled to receive pursuant to such Pre-Funded Warrant, (1) the product of (i) (A) the aggregate number of shares of Common Stock for which such Pre-Funded Warrant was exercisable immediately prior to the Effective Time, multiplied by (B) in the case of November Pre-Funded Warrants (set forth on Schedule B), [__]%, and in the case of January Pre-Funded Warrants (set forth on Schedule B), [__]%, and (ii) the Merger Consideration, plus (2) in lieu of any fractional shares of Parent Common Stock otherwise issuable under clause (1) hereof, cash in a dollar amount (rounded to the nearest whole cent, with numbers ending with .5 or more being rounded up to the nearest whole cent), without interest, determined by multiplying such fraction by the average closing price of a share of Parent Common Stock on the Nasdaq Global Select Market for the 10 most recent trading days that Parent Common Stock has traded ending on the trading day one day prior to the Effective Time.]

ARTICLE VI

MISCELLANEOUS

6.1. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), one business day after mailing; (c) if sent by facsimile transmission or e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered; provided, that the notice or other communication is sent to the address, facsimile number or email address set forth (i) in the case to Parent or Merger Sub, to the address or e-mail address set forth in Section 9.9 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address, facsimile number or e-mail address set forth on a signature page hereto, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.

6.2. Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any amendment to the Merger Agreement that reduces the amount, or changes the form, of consideration payable to such Stockholder in the Contemplated Transactions, imposes additional restrictions on such Stockholder or otherwise materially and adversely impacts such Stockholder, (d) a Company Adverse Change in Recommendation or (e) the mutual written consent of Parent and such Stockholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 6.2 shall relieve any party from liability for any Willful Breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any termination of this Agreement.

6.3. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.4. Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

6.5. Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect; provided, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

6.6. Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon Parent or Merger Sub, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

6.7. Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. In any action between any of the parties arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail in accordance with Section 6.1 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b) EACH STOCKHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF PARENT OR MERGER SUB HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PARENT OR MERGER SUB WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH STOCKHOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH STOCKHOLDER MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH STOCKHOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.8. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

6.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

6.12. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.13. Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to perform its obligations under this Agreement.

6.14. No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

6.15. Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

6.16. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder and warrantholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company (including any director or officer who is an Affiliate of a Stockholder) in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT

ACELRX PHARMACEUTICALS, INC.

By:
Name:
Title:

MERGER SUB

CONSOLIDATION MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDER

[STOCKHOLDER]

By:
Name:
Title:

Address: [●]

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Subject Shares	November Warrants	January Warrants	Date of Issuance of Subject Warrants	Number of Shares Underlying Subject Warrants

Schedule B

Stockholder	November Pre-Funded Warrants	January Pre-Funded Warrants	Date of Issuance of Pre-Funded Warrants	Number of Shares Underlying Pre-Funded Warrants